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                                                                    EXHIBIT 23.2

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Simulation Sciences Inc.


We consent to the use in this Amendment No. 3 to Registration Statement of Simulation Sciences Inc. on Form S-1 (No. 333-11017) of our report dated August 2, 1996 (except for paragraphs 14 and 15 of Note 4, for which the dates are September 5, 1996 and October 11, 1996), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Simulation Sciences Inc., listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Costa Mesa, California

October 17, 1996